UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2023

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza	,	Cincinnati	,	Ohio	45263
(Address of Principal Executive Offices)					(Zip Code)
(800) 972-3030
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The	NASDAQ	Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On April 18, 2023, Fifth Third Bancorp (the “Company”) held its Annual Meeting of Shareholders.

The results of shareholder voting on the proposals presented were as follows:

1. Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2024:

Number of Votes of Series A, Class B Preferred Stock (the “Preferred Shareholders”) and Common Shares Voting Together as a Class

	Votes For	Votes Against	Abstain	Broker Non-Vote
Nicholas K. Akins	525,269,746	16,761,309	617,448	68,656,787
B. Evan Bayh III	522,613,366	19,414,711	620,426	68,656,787
Jorge L. Benitez	528,910,668	13,120,883	616,952	68,656,787
Katherine B. Blackburn	528,742,919	13,305,081	600,503	68,656,787
Emerson L. Brumback	527,170,144	14,844,818	633,541	68,656,787
Linda W. Clement-Holmes	539,456,257	2,561,509	630,737	68,656,787
C. Bryan Daniels	539,482,092	2,533,386	633,025	68,656,787
Mitchell S. Feiger	532,014,700	9,996,404	637,399	68,656,787
Thomas H. Harvey	513,551,904	28,490,761	605,838	68,656,787
Gary R. Heminger	526,636,879	15,386,416	625,208	68,656,787
Eileen A. Mallesch	536,599,017	5,461,073	588,413	68,656,787
Michael B. McCallister	518,845,804	23,175,489	627,210	68,656,787
Timothy N. Spence	534,388,051	7,645,069	615,383	68,656,787
Marsha C. Williams	512,251,159	29,762,360	634,984	68,656,787

2. The ratification and appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2023 was approved by a vote of the common shareholders and the Preferred Shareholders of 591,434,596 votes for, 19,291,997 votes against, and 578,697 abstain, with no broker non-votes.

3. Executive compensation was approved by an advisory vote of the common shareholders and the Preferred Shareholders of 513,028,498 votes for, 27,805,219 votes against, and 1,814,786 abstain, with 68,656,787 broker non-votes.

Item 8.01     Other Events

On April 18, 2023, the Boards of Directors of the Company and Fifth Third Bank, National Association (the “Bank”) appointed Nicholas K. Akins as the independent, non-executive Board Chair of the Company and the Bank, respectively. Mr. Akins has been a director of the Company since 2013 and previously served as the Company’s Lead Independent Director. Mr. Akins replaces Greg D. Carmichael as Board Chair. Upon the appointment of Mr. Akins as the independent Board Chair, there will be no Lead Director of the Company unless and until the Company’s organizational documents require that the position of Lead Director be filled, or the Board otherwise determines to appoint a Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: April 21, 2023	/s/ SUSAN B. ZAUNBRECHER

Susan B. Zaunbrecher
Executive Vice President, Chief Legal Officer